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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ORIENTAL FINANCIAL GROUP INC.
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             (Exact Name of Registrant as Specified in its Charter)

           Commonwealth of Puerto Rico                           66-0538893
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     (State of Incorporation or Organization)                (I.R.S. Employer
                                                            Identification no.)
            Hato Rey Tower, Suite 501
            268 Munoz Rivera Avenue
            San Juan, Puerto Rico                                   00918
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     (Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]


Securities Act registration statement file number to which this form relates:

                                                                    333-75609
                                                                 ---------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
      -------------------                     ------------------------------


7.125% Noncumulative Monthly             New York Stock Exchange
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Income Preferred Stock, Series A
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Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of Class)


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                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share, of Oriental Financial Group Inc. (the "Company") is contained in a prospectus filed with the Securities and Exchange Commission on April 30, 1999, pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended. The prospectus relates to the Company's Registration Statement on Form S-3 (File No. 333-75609), which became effective on April 30, 1999, and is incorporated herein by reference.

ITEM 2.           EXHIBITS.

             Exhibit No.                                  Description of Document
             -----------                                  -----------------------

                3                 Certificate of Incorporation, as amended, of Oriental Financial Group Inc.
                                  (incorporated by reference to Exhibit 3 of the Company's Registration Statement
                                  on Form S-3 filed with the SEC on April 2, 1999, File No. 333-75609).

                4.1*              Certificate of Designation designating the terms of the Series A Preferred Stock.

                4.2               Form of the Series A Preferred Stock Certificate (incorporated by reference to
                                  Exhibit 4.2 of the Company's Registration Statement on Form S-3 filed with the SEC on April 2, 1999, File No. 333-75609).



     *Filed herewith.





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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.





Date: April 30, 1999                 By:       /s/ Jose Enrique Fernandez
     -----------------------            ----------------------------------------
                                                 Jose Enrique Fernandez
                                          Chairman of the Board, President and
                                                Chief Executive Officer



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                                INDEX OF EXHIBITS

             Exhibit No.                                  Description of Document
             -----------                                  -----------------------

                3                 Certificate of Incorporation, as amended, of Oriental Financial Group Inc.
                                  (incorporated by reference to Exhibit 3 of the Company's Registration Statement
                                  on Form S-3 filed with the SEC on April 2, 1999, File No. 333-75609).

                4.1*              Certificate of Designation designating the terms of the Series A Preferred Stock.

                4.2               Form of the Series A Preferred Stock Certificate (incorporated by reference to
                                  Exhibit 4.2 of the Company's Registration Statement on Form S-3 filed with the
                                  SEC on April 2, 1999, File No. 333-75609).



     *Filed herewith.